Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-866-221-1100

Waddell & Reed Advisors Select Preferred Annuity℠ New York (2.0)
Application for
Individual Flexible Purchase Payment
Fixed and Variable Deferred Annuity
Minimum Initial Purchase Payment of $10,000

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

1. Parties to the Contract

Please print.

1a. Contract Owner

First Name: ______ MI: ___ Last Name: ______

Employer/Trust Name (if applicable): ______
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: ( ) ______

1b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Available only with Non-Qualified Contracts.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ - ___ - ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Relationship to Contract Owner: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ - ___ - ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: ( ) ______

1d. Spousal Protection/Co-Annuitant *Must be age 85 or younger.*

By completing this section, you are electing (for an additional charge) the Spousal Protection Option. ***Not available with CRTs (Charitable Remainder Trust).*** *With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.*

☐ Same as Joint Owner

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ - ___ - ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your beneficiaries social security numbers (SSN) will help expedite beneficiary claims and will ensure that Nationwide can properly identify your beneficiaries.

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be primary beneficiaries. Instead only provide your contingent beneficiaries.

Primary Beneficiaries ☐ Pay all Primary Beneficiaries equally

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐ M ☐ F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐ M ☐ F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Contingent Beneficiaries ☐ Pay all Contingent Beneficiaries equally

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐ M ☐ F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐ M ☐ F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

On this page, select the contract type and disclose the purchase payment amount.
Please submit all pages of the application.

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified

☐ Beneficially Owned Non-Qualified*

☐ CRT* (Charitable Remainder Trust)

☐ Traditional IRA – Tax Year: ____________

☐ Beneficially Owned/Inherited IRA*

☐ Custodial Owned IRA ____________

☐ Roth IRA – Tax Year: ____________ Tax Year Roth IRA started: ____________

☐ Beneficially Owned/Inherited Roth IRA*

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401(k)*

☐ 401(a)* (Investment Only)

** Additional forms required.*

2b. Purchase Payment

Approximate Amount: $ ____________ **$10,000 initial minimum for Non-Qualified and CRTs ($1,000 for all other contract types).**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Election of a L.inc Option with Spousal Continuation Benefit may also result in lower lifetime withdrawal percentages. Consult your prospectus.

3a. I elect: ☐ The Nationwide Lifetime Income Rider® (L.inc)

Election of the L.inc Option is irrevocable and increases the charges on your Contract. The Option will specify the nature of the additional charges, including when charges cease.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the ages of 50 and 85 to select L.inc 7.

PLEASE NOTE THE FIXED ACCOUNT IS ONLY AVAILABLE IF A DOLLAR COST AVERAGING OPTION IS ELECTED.
Select L.inc Option and DCA Optional Feature.

The Nationwide Lifetime Income Rider® (L.inc)

☐ **L.inc 7 Single Life** (Must be between the ages of 50 and 85.)
☐ **L.inc 7 with Spousal Continuation Benefit** (Must complete section 3b.)

Dollar Cost Averaging Optional Features

☐ **6-Month Enhanced DCA** ☐ **12-Month Enhanced DCA**

If neither box is checked DCA will not be established.

Whole percentages only. Must add up to 100%.

%	Ivy Funds VIP Pathfinder Conservative
%	Ivy Funds VIP Pathfinder Moderately Conservative
%	Ivy Funds VIP Pathfinder Moderate
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Balanced Fund
= 100%	

This Option is designed to provide benefits related to investment experience of amounts invested in variable Sub-accounts. The benefits provided by this Option may be limited if the Contract Owner invests primarily, or for an extended period of time, in the Fixed Account. If you elect this Option, please consult your investment advisor in conjunction with making investment allocations to the Fixed Account. This Option may have limited usefulness when elected in conjunction with tax-qualified contract types because partial withdrawals made to satisfy minimum distribution rules might result in a proportional reduction in Benefit Base.

Please check the box which best describes your anticipated use of this benefit.
☐ Immediately ☐ In ____ years ☐ Not Sure

3b. Spousal Continuation Option

By electing the Spousal Continuation Benefit, you are accepting additional charges and/or lower lifetime withdrawal percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life (Spouse must be between the age of 50 and 85). This benefit will allow the income from L.inc to continue to the Joint Determining Life after the death of the Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. ***Not available with CRT (Charitable Remainder Trust) contracts.***

☐ **Spousal Continuation Benefit** ☐ **Same as Co-Annuitant**

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

3c. Death Benefits

If a death benefit option is not elected, we will default to the Standard Death Benefit. Election of an Enhanced Death Benefit Option increases the Variable Account charge on your contract.

I elect *(choose only* ***one****)*:
☐ Standard Death Benefit
☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 85 or younger.)*
☐ Five-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 85 or younger.)*

4. Investment Options

4a. Asset Rebalancing

The contract value, excluding amounts in any fixed account, will be rebalanced based on the variable fund purchase payment allocations elected on the application at the frequency selected below unless subsequently changed.

☐ Quarterly ☐ Semi-Annually ☐ Annually

4b. Dollar Cost Averaging (DCA)

– DCA these allocations from: *(Choose only one Option.)*

Do not complete this section if you selected DCA with L.inc in section 3a.
Part of the Purchase Payment must be allocated to the Nationwide Fixed Account or an underlying mutual fund Option permitting Dollar Cost Averaging. Enhanced Rate Dollar Cost Averaging is subject to availability. For details, please consult the Dollar Cost Averaging provision of the Contract and Prospectus.

☐ **Enhanced Rate Dollar Cost Averaging** *(Only Available from the Nationwide Fixed Account.)*

☐ 12-month Enhanced Rate - total amount to be Dollar Cost Averaged $ divided by 11= $ /month.

☐ 6-month Enhanced Rate - total amount to be Dollar Cost Averaged $ divided by 5 = $ /month.

☐ **Other Dollar Cost Averaging** ***(These arrangements do not pay an enhanced rate.)*** *Fund from which transfers will be made (specify periodic transfer amount for each fund; any underlying mutual fund may be elected):*

Fund Name: **Amount:** $ **Frequency:**

☐ **Interest Averaging Monthly** ***(These arrangements do not pay an enhanced rate - earned interest is transferred from the Fixed Account to the Variable Account allocations selected.)***

Day of each month this transfer should occur: *(Example Day 12 of each month.)*

Dollar Cost Averaging Allocation *(Whole Percentages only and must total 100%.)*
Identify percentage of allocation for Dollar Cost Averaging and the underlying mutual fund option below.

%		%	
%		%	
%		%	

4c. Purchase Payment Allocation and Disclosures

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

Ivy Funds Variable Insurance Portfolios, Inc.
% Ivy Funds VIP Asset Strategy
% Ivy Funds VIP Balanced
% Ivy Funds VIP Bond
% Ivy Funds VIP Core Equity
% Ivy Funds VIP Dividend Opportunities
% Ivy Funds VIP Energy
% Ivy Funds VIP Global Bond
% Ivy Funds VIP Global Natural Resources
% Ivy Funds VIP Growth
% Ivy Funds VIP High Income
% Ivy Funds VIP International Core Equity
% Ivy Funds VIP International Growth
% Ivy Funds VIP Limited-Term Bond
% Ivy Funds VIP Micro Cap Growth
% Ivy Funds VIP Mid Cap Growth
% Ivy Funds VIP Money Market
% Ivy Funds VIP Real Estate Securities
% Ivy Funds VIP Science and Technology
% Ivy Funds VIP Small Cap Growth
% Ivy Funds VIP Small Cap Value
% Ivy Funds VIP Value

% Ivy Funds VIP Pathfinder Conservative
% Ivy Funds VIP Pathfinder Moderately Conservative
% Ivy Funds VIP Pathfinder Moderate
% Ivy Funds VIP Pathfinder Moderately Aggressive
% Ivy Funds VIP Pathfinder Aggressive
NVIT Investor Destinations Funds
% NVIT Investor Dest. Conservative Fund
% NVIT Investor Dest. Moderately Conservative Fund
% NVIT Investor Dest. Balanced Fund
% NVIT Investor Dest. Moderate Fund
% NVIT Investor Dest. Capital Appreciation Fund
% NVIT Investor Dest. Moderately Aggressive Fund
% NVIT Investor Dest. Aggressive Fund

Nationwide Life Insurance Company
% Fixed Account Nationwide reserves the right to restrict or eliminate the Fixed Account according to the terms specified in the Contract. Nationwide may also restrict transfers into the Fixed Account.

Total fund allocations must equal 100%.

5. State Disclosures

Notice to MA Residents Only: You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐Yes ☐No **Do you have existing life insurance or annuity contracts?**

☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

Please complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Definition of Replacement form. If a replacement is occurring, please also complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Replacement Packet and submit the first stage Regulation 60 paperwork prior to completing the application.

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

- Annuity payments, death benefits, surrender values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified
- The Contract limits purchase payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life if the L.inc Option is selected, subject to permission from Nationwide. Election of the L.Inc Option further limits total purchase payments to $50,000 per year for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life, subject to permission from Nationwide
- That I do not represent a corporate entity or institutional investor
- That I am purchasing this Contract for myself and that I do not intend to transfer ownership of the Contract or assign any rights or benefits under this Contract
- The purpose of the Contract is to provide long-term benefits to the Contract Owner, and the Annuitant I am naming to this Contract has not been diagnosed with or had any indication of an illness which is expected to result in death within 12 months

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Your variable annuity contract includes a fixed account that offers guaranteed interest rates. Nationwide currently offers a more favorable fixed account rate for an initial deposit into a new contract when used in conjunction with an enhanced dollar cost averaging program. The interest credited to your contract while you earn this rate exceeds Nationwide's actual investment earnings on supporting assets, minus adjustments for risk and expense. Nationwide expects to recover the amount of the interest that exceeds its actual investment earnings over time through the Variable Account charge. Nationwide does not assess any additional fees or charges for other dollar cost averaging programs not offering enhanced fixed account rates.

Contract Owner Must Sign Here: X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐Yes ☐No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

7b. Primary Registered Representative Information *(Please print.)*

First Name: MI: Last Name:

Office Street Address:

City: State: ZIP:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date:

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐Yes ☐No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

8b. Additional Registered Representative Information *(Please print.)*

First Name: MI: Last Name:

Office Street Address:

City: State: ZIP:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date: